                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): October 16, 2001
                                                         ----------------


                           K-TRON INTERNATIONAL, INC.
                           --------------------------
                 (Exact Name of Registrant Specified in Charter)

        New Jersey                     0-9576                   22-1759452
        -----------                    -------                  ----------
      (State or Other             (Commission File           (I.R.S. Employer
      Jurisdiction of                  Number)              Identification No.)
      Incorporation)
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         Routes 55 and 553
         Pitman, New Jersey                               08071-0888
----------------------------------------                  ----------
(Address of Principal Executive Offices)                  (Zip Code)



       Registrant's telephone number, including area code: (856) 589-0500
                                                           ---------------


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.           OTHER EVENTS.

         On October 16, 2001, the Board of Directors of K-Tron International, Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of Common Stock, $.01 par value (each, a "Common Share"), of the Company to shareholders of record at the close of business on October 29, 2001. Each Right entitles the registered holder, upon the occurrence of certain events, to purchase from the Company a unit consisting of one one-hundredth of a share (a "Unit") of the Series B Junior Participating Preferred Shares, par value $.01 per share, of the Company (the "Preferred Shares"), or a combination of securities and assets of equivalent value, at a purchase price pursuant to the exercise of a Right of $55.00 per Unit, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement dated as of October 16, 2001 (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company, as Rights Agent. This Rights Agreement replaces a similar rights agreement that expired on October 14, 2001.

         Initially, ownership of the Rights will be evidenced by the Common Share certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. In certain circumstances, the Rights will separate from the Common Shares on a Distribution Date which will occur at the close of business on the date that is the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares (the "Stock Acquisition Date"), or (ii) on the tenth Business Day (or such later date as may be fixed by the Board of the Company) after the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding Common Shares, in each case unless the transaction is a tender offer or exchange offer for all Common Shares of the Company and the Board of Directors has determined that the price is fair and the transaction is otherwise in the best interest of the Company and its shareholders. Until the Distribution Date, (a) the Rights will be evidenced by the Common Share certificates and will be transferred with and only with such Common Share certificates, (b) new Common Share certificates issued after October 29, 2001 will contain a notation incorporating the Rights Agreement by reference and (c) the surrender for transfer of any certificate for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on October 29, 2011, unless the Rights Agreement is extended by the Board by the amendment of the Rights Agreement, unless earlier redeemed by the Company as described below or unless a transaction under
Section 13(d) of the Rights Agreement (relating to consolidation, merger or sale or transfer of assets or earning power) has occurred.

         As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the


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Rights. Rights may be issued after the Distribution Date and prior to their redemption or expiration only in cases approved by the Board or in connection with the exercise of stock options, stock appreciation rights, grants or awards that are outstanding on the Distribution Date under any benefit plan or arrangement for employees or directors.

         Except in the circumstances described below, after the Distribution Date each Right will be exercisable into one one-hundredth of a Preferred Share (a "Preferred Share Fraction"). Each Preferred Share Fraction carries voting and dividend rights that are intended to produce the equivalent of one Common Share. The voting and dividend rights of the Preferred Shares are subject to adjustment in the event of dividends, subdivisions and combinations with respect to the Common Shares of the Company. In lieu of issuing certificates for Preferred Share Fractions which are less than an integral multiple of one Preferred Share (i.e., 100 Preferred Share Fractions), the Company may pay cash representing the current market value of the Preferred Share Fractions. On the Stock Acquisition Date, the Rights of the Acquiring Person and certain transferees of the Acquiring Person will be void. Thereafter, commencing on the Distribution Date, each other holder of a Right will have the right to purchase Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having twice the value of the exercise price of the Right based on the average market price for the Common Shares during the 30 previous trading days (that is, at a price per share equal to one-half of their average market price during such 30 prior trading days). If, for example, the Purchase Price is $55.00 and the average market price for the Common Shares is $20.00, the holder of each valid Right would be entitled to purchase 5.5 Common Shares for $55.00, or $10.00 per share. In lieu of requiring payment of the Purchase Price upon exercise of the Rights, the Company may permit the holders simply to surrender the Rights, in which event they will be entitled to receive one-half the number of Common Shares (or other property, as the case may be) that they would have received upon payment of the full Purchase Price. Notwithstanding any of the foregoing, the Rights will be exercisable following the Stock Acquisition Date only when the Rights are no longer redeemable by the Company as discussed below.

         At any time after a Person becomes an Acquiring Person and prior to the acquisition by such Person or group of fifty percent (50%) or more of the outstanding Common Shares, the Board may exchange all or part of the Rights (other than Rights held by such Person or group which may have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

         At any time until the expiration of ten days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right. That ten-day redemption period may be extended by the Board of Directors so long as the Rights are still redeemable. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

         In the event that, at any time following the Stock Acquisition Date,
(i) the Company is acquired in a merger or other business combination transaction in which the


                                       3
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Company is not the surviving corporation (other than a merger with a subsidiary of the Company in circumstances where the benefits of the Rights will not be substantially diminished), or (ii) 50% or more of the Company's assets, cash flow or earning power is sold or transferred, each holder of a valid Right shall thereafter have the right to receive, upon exercise, common shares of the acquiring company having a value equal to twice the exercise price of the Right based on average market price of such shares during the 30 trading days prior to the consummation of the merger or sale (that is, at a price per share equal to one-half of their average market price during such 30 prior trading days). Again, provision is made to permit surrender of the Rights in exchange for one-half of the value otherwise purchasable.

         The Purchase Price payable and the number of Units of Preferred Share Fractions or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) if holders of the Preferred Shares are granted certain rights or warrants to subscribe for Preferred Shares or convertible securities at less than the current market price of the Preferred Shares, or
(iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly dividends) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading date prior to the date of exercise. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.
Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person) or to shorten or lengthen any time period under the Rights Agreement.

         While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Preferred Shares (or other consideration) of the Company or for common shares of the acquiring company as set forth above.

         The foregoing description is qualified in its entirety by reference to the description of the Rights and their terms set forth in the Rights Agreement, a copy of which is filed herewith and incorporated herein by reference.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibit No.                Exhibit
-----------                -------
4.1                        Rights Agreement, dated as of October 16, 2001, between K-Tron
                           International, Inc. and American Stock Transfer & Trust Company,
                           as Rights Agent, including the form of Rights Certificate attached as Exhibit B.




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
                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              K-TRON INTERNATIONAL, INC.


Date:   October 16, 2001                      By:/s/ Edward B. Cloues, II
      -------------------                        -------------------------------
                                                 Edward B. Cloues, II
                                                 Chairman of the Board and Chief
                                                 Executive Officer

                                  EXHIBIT INDEX

Exhibit No.                Exhibit
-----------                -------
4.1                        Rights Agreement, dated as of October 16, 2001, between K-Tron
                           International, Inc. and American Stock Transfer & Trust Company,
                           as Rights Agent, including the form of Rights Certificate attached as Exhibit B.





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